FFLC Bancorp, Inc.
                                           Holding Company for
                                        First Federal Savings Bank
                               P.O. Box 490420 Leesburg, Florida 34749-0420
                                Voice (352) 787-3311 - Fax (352) 787-7206

FOR IMMEDIATE RELEASE                                Contact: Stephen T. Kurtz
February 14, 2003                                             President & CEO

FFLC BANCORP, INC., Announces Three-For-Two Stock Split

Leesburg, Florida. FFLC Bancorp, Inc. (NASDAQ NMS: FFLC), the holding company for First Federal Savings Bank of Lake County, announced today that its board of directors has authorized a three-for-two split of its common stock in the nature of a stock dividend. Shareholders will receive one additional share for every two shares held as of the close of business on February 28, 2003, the record date of the split.

In announcing the stock split, the Company described the purpose of the action as to enhance the value of shareholders investment and to increase the liquidity in the Company's stock.

First Federal Savings Bank of Lake County conducts business in Lake, Sumter, Citrus and Marion Counties, Florida, through a network of fourteen branch offices. The stock of FFLC Bancorp, Inc. is quoted on the NASDAQ National Market System under the symbol "FFLC". First Federal's web site is located at http://www.1stfederal.com.